UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

October 1, 2025
Date of Report (Date of earliest event reported)

Sinclair, Inc.
(Exact name of registrant as specified in its charter)

Maryland	333-271072	92-1076143
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Sinclair Broadcast Group, LLC
(Exact name of registrant as specified in its charter)

Maryland	000-26076	52-1494660
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

10706 Beaver Dam Road Hunt Valley, MD  21030
(Address of principal executive offices and zip code)

(410) 568-1500
(Registrants' telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Sinclair, Inc.

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $ 0.01 per share	SBGI	The NASDAQ Stock Market LLC

Sinclair Broadcast Group, LLC

Title of each class	Trading Symbol	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Sinclair, Inc. ☐ Sinclair Broadcast Group, LLC ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  Sinclair, Inc. ☐ Sinclair Broadcast Group, LLC ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to a previously announced Chief Financial Officer transition plan, on July 7, 2025, Sinclair, Inc. ("Sinclair" or the "Company") announced that, effective such date, Lucy Rutishauser would step down as the Company’s Chief Financial Officer and continue as Executive Vice President to support the transition of Narinder Sahai, as the Company’s Executive Vice President and Chief Financial Officer.

Effective October 1, 2025, Ms. Rutishauser retired from employment with the Company. On such date, the Company and Ms. Rutishauser entered into a consulting agreement (the “Agreement”) whereby, for a period of up to two years, Ms. Rutishauser will provide mutually agreed upon strategic consulting services to the Company. During the term of the Agreement, Ms. Rutishauser will be paid $593.75 per hour for each hour that consulting services are performed, with a guarantee of payment for a minimum of eight hours per week, and, if Ms. Rutishauser elects to continue her health insurance coverage (including family coverage) with Sinclair (under COBRA), Sinclair shall pay for such COBRA coverage or, at the election of Ms. Rutishauser, will reimburse Ms. Rutishauser for any cost and expense actually incurred by Ms. Rutishauser for such COBRA coverage (including any additional taxes). COBRA coverage shall not extend beyond April 1, 2027 (the "Applicable COBRA Period"). During the portion of the term of the Agreement, if any, that extends past the Applicable COBRA Period, Sinclair will reimburse Ms. Rutishauser for any cost incurred by her (including any additional taxes) to secure and maintain equivalent health insurance above and beyond the cost she would have incurred as an employee were she (and her husband) covered under Sinclair's health insurance plan. The Agreement also contains non-competition, non-solicitation and confidentiality restrictions on Ms. Rutishauser.

In connection with the Agreement, the Company and Ms. Rutishauser agreed to amend the terms of each outstanding award of stock appreciation rights (“SARs”) held by Ms. Rutishauser granted under the Sinclair, Inc. 2022 Stock Incentive Plan to extend the post-termination exercise period of the SARs on certain qualifying terminations to the ten (10)-year expiration date of the SARs.

A copy of the Agreement will be filed as an exhibit with the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2025.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINCLAIR, INC.
SINCLAIR BROADCAST GROUP, LLC

By: /s/ David R. Bochenek

Name:    David R. Bochenek
Title:    Senior Vice President / Chief Accounting Officer
Dated: October 1, 2025